                                                                  Exhibit 10.29



              TERMINATION, CONSULTING AND RELEASE AGREEMENT


            TERMINATION, CONSULTING AND RELEASE AGREEMENT dated as of
February 12, 1997 (the "Agreement") among Harvard Industries, Inc. a Florida corporation (the "Company"), Anchor Industries International, Inc., a Florida corporation ("AII"), and Vincent J. Naimoli (the "Executive").
            WHEREAS, AII was previously retained by the Company to provide the management services and expertise of the Executive to the Company and the Executive was employed by the Company as its Chairman of the Board of Directors, Chief Executive Officer and President, in each case, on the terms and conditions set forth in the Amended and Restated Management and Option Agreement dated as of August 16, 1996 between the Company and AII (the "Prior Agreement");
            WHEREAS, the Company and AII wish to terminate the management services relationship between the Company and AII and the Executive desires to resign his employment and all of his positions with the Company and its direct and indirect subsidiaries and affiliates effective as of the date hereof, subject to the terms and conditions set forth below;
            WHEREAS, the Company is prepared to make certain payments to AII and to make certain benefits available to the Executive, each as described herein, in consideration for the undertakings of AII and the Executive described herein;
            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

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            1. Termination of Prior Agreement. Each of the Company, AII and the
Executive hereby consents to the termination of the Prior Agreement, which shall, effective as of the date hereof, be deemed terminated and of no further force and without further obligation of any party thereunder; provided, however, that it is expressly agreed and understood that each of (i) Section 6 of the Prior Agreement (relating to AII's rights with respect to Option I and Option
II), (ii) Section 9 of the Prior Agreement (relating to the Company's covenants with respect to share authorization, listing and registration rights), (iii)
Section 8 of the Prior Agreement (relating to certain representations and warranties) and (iv) Section 10 of the Prior Agreement (relating to certain Company indemnification undertakings) shall survive the termination of the Prior Agreement.
            2.    Resignation; Full Satisfaction
                  (a) The Executive hereby resigns, effective as of the date hereof, from the Executive's positions as Chairman of the Board, President and Chief Executive Officer of the Company and from all other positions and directorships that the Executive holds with the Company and its direct and indirect subsidiaries and affiliates.
                  (b) AII hereby resigns, effective as of the date hereof, from its appointment and employment by the Company pursuant to the Prior Agreement and from all other positions that AII holds with the Company and its direct and indirect subsidiaries and affiliates.
                  (c) Each of AII and the Executive acknowledges and agrees that, except as expressly set forth in this Section 2 and in Sections 1, 3, 4 and 9 of this Agreement, neither AII nor the Executive will be entitled to any other compensation or benefits from the Company or its direct or indirect subsidiaries and affiliates, including, without limitation, any other severance or termination benefits (whether pursuant to the Prior Agreement, or otherwise); provided that
(i) it is agreed that nothing in this Agreement shall constitute a waiver of the Executive's rights to vested benefits, if any, under any Company retirement or group health plan in respect of his services to the Company prior to the date hereof ("Vested Benefits") and (ii) notwithstanding the termination of the Prior Agreement as of the date hereof, AII shall continue to receive the compensation described in Section 3(a) of the Prior Agreement through and including March 1, 1997 (the "Consulting Commencement Date") and to be entitled to reimbursement of business expenses incurred by AII through and including the Consulting Commencement Date pursuant to the first sentence of Section 7 of the Prior Agreement. Each of AII and the Executive hereby acknowledges that, as of the date hereof, AII and the Executive have been paid all monies due to AII and the Executive from the Company and its direct or indirect subsidiaries and affiliates on account of wages, wage supplements, compensation, commissions, bonuses, vacation, benefits and all other entitlements in respect of AII's and the Executive's services prior to the date hereof.
            3.  Consulting Arrangement.
                  (a) Effective as of the Consulting Commencement Date, the Company hereby retains AII to make the Executive's services available to the Company, and the Executive hereby agrees to serve, as a consultant to the Company during the three year period commencing as of the Consulting Commencement Date and ending on the third anniversary of the Consulting Commencement Date (the "Consulting Term"), subject to earlier termination of the Consulting Term due to the

Executive's or AII's willful breach of the provisions of Sections 5, 7 or 8 of this Agreement.
                  (b) During the Consulting Term, AII and the Executive shall render such advice and services relating to the business and strategic business plan of the Company as may be reasonably requested by the Company and shall assist the Company, to the extent requested, in its efforts to recruit a new Chief Executive Officer, it being understood that such services shall be incidental to, and shall not materially interfere with, the Executive's other professional activities and shall not, in any event, occupy more than twenty
(20) hours of the Executive's business time in any one month period. The Company shall provide the Executive with reasonable advance notice prior to requiring the Executive to perform any services hereunder. In carrying out his duties as consultant, the Executive shall report to the Chief Executive Officer of the Company. In addition, the Executive agrees to cooperate with the Company during the Consulting Term and thereafter by making himself reasonably available to testify on behalf of the Company or its direct or indirect subsidiaries and affiliates in any action, suit or proceeding, whether civil, criminal, administrative, or investigative, relating to events that occurred during AII and the Executive's employment with the Company or during the Consulting Term, and to assist the Company and its direct or indirect subsidiaries and affiliates in any such action, suit or proceeding by providing information and meeting and consulting with the Board of Directors of the Company or their representatives or counsel or representatives or counsel to the Company or any of its direct or indirect subsidiaries and affiliates, as reasonably requested by the Board of Directors of the Company or such representatives or counsel.



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                                                                               5




                  (c) The Company shall reimburse the Executive for reasonable and documented out-of-pocket expenses incurred in connection with the performance of consulting services hereunder.
                  (d) From and after the date hereof, the Executive shall cease to be an employee of the Company and its affiliates and shall not be entitled to participate in any employee benefit plan or other benefits or conditions of employment available to the employees of the Company or its affiliates; provided that (i) (A) until the earliest to occur of (x) the third anniversary of the Consulting Commencement Date, (y) the Executive's eligibility for coverage under another group health or other medical plan in connection with his employment (including self employment) by another employer (excluding for theses purposes until the eighteen (18) month anniversary of the Consulting Commencement Date, however, any coverage that the Executive may currently be eligible to receive), and (z) the Executive's or AII's willful breach of any of the provisions of Sections 5, 7, or 8 of this Agreement, (the "Continuation Period"), to the extent permitted by the Company's group health and medical plans, the Executive shall be entitled to receive continued coverage under the Company's group health and medical plans as if the Executive were an active employee of the Company, and (B) from and after the expiration of the Continuation Period, the Executive shall be entitled to COBRA continuation coverage under the Company's group health and medical plans to the extent provided by law; and (ii) if the arrangements described in clause (i) above are not permitted by the Company's group health and medical plans, (A) from and after the date hereof the Executive shall be entitled to COBRA continuation coverage to the extent permitted by law and (B) until the expiration of the Continuation Period, the Company shall be responsible for the excess of (I) the premium cost to the Executive of such COBRA continuation coverage over (II) the premium cost from to time to active executive employees of the Company with respect to similar coverage under the Company's group health and medical plans and during the portion of the Continuation Period, if any, after which COBRA continuation coverage is no longer available to the Executive, the Company will reimburse the Executive for the actual cost incurred by the Executive in obtaining alternative medical coverage; provided that the reimbursement obligation of the Company shall not exceed the Company's actual cost for providing coverage for an active executive employee of the Company. In addition, the Company, AII and the Executive agree to use their reasonable efforts to cause (i) an amendment to the Split Dollar Life Insurance Agreement relating to that certain life insurance policy currently maintained by the Company pursuant to Section 4(b) of the Prior Agreement (the "Policy"), substantially in the form of Exhibit I hereto, to be executed by the Company and the Trustee of the Vincent J. Naimoli 1992 Insurance Trust and (ii) an amendment to the Assignment Agreement relating to the Policy, substantially in the form attached as Exhibit A to Exhibit I hereto, to be executed by the Trustee of the Vincent J. Naimoli 1992 Insurance Trust.
                  (e) The Executive shall have no authority to act as an agent of the Company or its direct or indirect subsidiaries and affiliates, except on authority specifically so delegated by the Chairman of the Board or the Board of Directors of the Company, and he shall not represent himself to the contrary to any person or entity, and the Executive shall not direct the work of any employee of the Company or its direct or indirect subsidiaries and affiliates or make any management decisions or undertake to commit the Company or its direct or indirect subsidiaries and affiliates to any action in relation to third parties.
            4.  Compensation.
                  (a) In consideration for the termination of the Prior Agreement, the consulting services to be provided by AII and the Executive herein and the covenants of AII and the Executive contained herein, the Company agrees to pay AII the amount of $41,666.00 per month with respect to the first twelve (12) months of the Consulting Term on the 15th day of each such month, and the amount of $104,166.67 per month with respect to the remaining twenty-four (24) months of the Consulting Term on the 15th day of each such month (collectively, the "Compensation"). AII shall be entitled to the payment of the Compensation regardless of the extent to which the Executive's consulting services are requested hereunder; provided that the Company's obligation to make any further payments of the Compensation hereunder shall immediately cease upon the termination of the Consulting Term due to the Executive's or AII's willful breach of any of the provisions set forth in Sections 5, 7 or 8 of this Agreement.
                  (b) The Company agrees to continue to use the services of Nice & Easy Travel on substantially the same terms and conditions that it has been utilizing its services to date in the ordinary course of business for the one year period commencing on the date hereof. Thereafter, the Company agrees that it will continue to use the services of Nice & Easy Travel during the remainder of the Consulting Term so long as the price and level of services provided by Nice & Easy Travel is at least as favorable as that of other travel agency services available to the Company. The Company's obligation under this Section 4(b) shall terminate immediately upon the termination of the Consulting Term due to the Executive's or AII's willful breach of the provisions of Sections 5, 7 or 8 of this Agreement.
                  (c) The Company agrees to continue to pay the monthly fees, up to $2,100 per month, incurred by Executive with respect to the apartment located in New York City that he is currently using until the first anniversary of the date hereof. The Company's obligation under this Section 4(c) shall terminate immediately upon the termination of the Consulting Term due to the Executive's or AII's willful breach of the provisions of Sections 5, 7 or 8 of this Agreement.
            5.  Release By AII and the Executive.
                  (a) As a material inducement for the Company to enter into this Agreement and to pay the AII and the Executive the amounts and provide the benefits contemplated hereunder, each of AII and the Executive, on behalf of themselves, their agents, assignees, attorneys, successors, assigns (and in the case of the Executive, his heirs and executors), agrees to and does hereby fully and completely forever release the Company and its subsidiaries, affiliates, predecessors and successors and all of their respective past and/or present officers, directors, partners, members, managing members, managers, employees, agents, representatives, administrators, attorneys, insurers and fiduciaries in their individual and/or representative capacities (hereinafter collectively referred to as "Employer Releasees"), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which AII or the Executive or their heirs, executors, administrators, successors and assigns (as applicable) ever had, now have or may have against the Employer Releasees or any of them, in law, admiralty or equity, whether known or unknown to AII or the Executive, for, upon, or by reason of, any matter, course or thing whatsoever from the beginning of the world to the date of this Agreement, including, without limitation, in connection with or in relationship to AII's or the Executive's employment or other service relationship with the Company or its affiliates, the termination any such employment or service relationship, and all matters referred to in the Prior Agreement and any applicable employment, compensatory or equity arrangement with the Company or its respective affiliates; provided that such released claims shall not include any claims to enforce AII's or the Executive's rights under, or with respect to, (A) this Agreement (including the provisions of the Prior Agreement that have expressly been made to survive the termination of the Prior Agreement pursuant to Section 1 hereof) and (B) any Vested Benefits (such released claims are collectively referred to herein as the "Released Executive Claims").
                  (b) Notwithstanding the generality of clause (a) above, the Released Executive Claims include, without limitation, (i) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise, and (ii) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims, or any other claims under any statute, rule or regulation or under the common law, including



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compensatory damages, punitive damages, attorney's fees, costs, expenses and all claims for any other type of damage or relief.
            6.  Release By the Company.
                  (a) As a material inducement for AII and the Executive to enter into this Agreement, the Company agrees to and does hereby fully and completely forever release each of AII and the Executive, and their heirs, executors, administrators, successors and assigns (as applicable) (hereinafter collectively referred to as "AII Releasees") from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever that the Company ever had, now has or may have against the AII Releasees, in law, admiralty or equity, whether known or unknown to the Company, for, upon, or by reason of, any matter, course or thing whatsoever from the beginning of the world to the date of this Agreement, including, without limitation, in connection with or in relationship to AII's or the Executive's employment or other service relationship with the Company or its affiliates, the termination any such employment or service relationship, and all matters referred to in the Prior Agreement and any applicable employment, compensatory or equity arrangement with the Company or its affiliates; provided that such released claims shall not include (i) any claims to enforce the Company's rights under this Agreement (including the provisions of the Prior Agreement that have expressly been made to survive the termination of the Prior Agreement pursuant to Section 1 hereof) and (ii) any claims that involve fraud or willful misconduct on the part of the Executive, or, in



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connection with his position as a director of the Company, otherwise involve claims for liability that cannot be eliminated under Section 607.0831 of the Florida Business Corporation Law, if applicable, or under Section 102(7) of the General Corporation Law of Delaware, if applicable (such released claims are collectively referred to herein as the "Released Employer Claims").
            7.  Certain Additional Agreements.
                  (a) Each of AII and the Executive on the one hand, and the Company, on the other hand, represents, covenants and agrees to the other that neither they, nor their agents, assignees, attorneys, heirs or executors (as applicable) have commenced, continued or joined in, and will not hereafter commence, continue, or join in, any lawsuit, arbitration or other action asserting any Released Executive Claim or Released Employer Claim, respectively, against the other (including the AII Releasees and the Employer Releasees) or in any other manner attempt to assert any Released Executive Claim or Released Employer Claims, respectively, against the other (including the AII Releasees and the Employer Releasees).
                  (b) Each of the parties hereto understands and agrees that the Company's payment of amounts hereunder and AII's and the Executive's signing of this Agreement do not in any way indicate that the Company or AII or the Executive has any viable claims against the other or that any party hereto admits any liability to the other whatsoever.
            8.  Confidentiality and Other Covenants.
                  (a) Confidentiality. Each of AII and the Executive agrees that they shall not at any time (whether during or after the Consulting Term) disclose or use for their own benefit or purposes or the benefit or purposes of any other person



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                                                                              12




or entity (other than the Company and its direct or indirect subsidiaries and affiliates) any trade secrets, information, data or other confidential information relating to current or former customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or other business and affairs of the Company or its direct or indirect subsidiaries and affiliates generally; provided that the foregoing shall not apply to information which is generally known to the public other than as a result of AII's or the Executive's breach of this covenant. AII and the Executive agree that they will promptly return to the Company all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company or its direct or indirect subsidiaries and affiliates. Each of AII and the Executive further agrees that they will not retain or use for their own account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its direct or indirect subsidiaries and affiliates.
                  (b) Non-Solicitation. Each of AII and the Executive agrees that they will not at any time prior to the scheduled expiration of the Consulting Term directly or indirectly solicit, or induce, any employee or client of the Company or its direct or indirect subsidiaries or affiliates to terminate his or her employment or client relationship with the Company or its direct or indirect subsidiaries or affiliates. In addition, each of AII and the Executive agrees that they will not directly or indirectly employ or offer employment to any person who was employed by the Company or its direct or indirect subsidiaries or affiliates unless such person shall have ceased to be employed by the Company or its direct or indirect subsidiaries or affiliates for a

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period of at least twelve (12) months; provided that the restriction set forth in this sentence shall not apply (i) with respect to any such person who shall have ceased to be employed by the Company or its direct or indirect subsidiaries or affiliates as a result of a termination by their employer without cause, (ii) after the one year anniversary of the Consulting Commencement Date, with respect to any of the individuals previously disclosed to the Company's Board of Directors who prior to January 1, 1993 were employed by any company with respect to which the Executive served as Chief Executive Officer during the time that the Executive served as the Chief Executive Officer of such company and (iii) to the employee whose name has previously been given, in writing, to the Company. As to the employee referred to in clause (iii), the Company agrees that, during the Consulting Term, the arrangements currently in effect with respect to such employee's duties, and the arrangements for AII to compensate the Company with respect to certain services performed for AII by such employee, shall remain in effect as long as such employee remains employed by the Company. Notwithstanding anything to the contrary in this Section 8(b), prior to contacting an employee of the Company with a view towards offering employment to such employee, the Executive may request consent to do so, by a letter to the then Chief Executive Officer of the Company, who will respond within a reasonable time to such request for consent.
                  (c)  Non-Disparagement.
                        (i) Each of AII and the Executive agrees that they shall not at any time (whether during or after the Consulting Term) make negative statements or representations, or otherwise communicate negatively, directly or indirectly, in writing or orally, or otherwise, or take any action which may, directly

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or indirectly, disparage or be damaging to the Company or its direct or indirect subsidiaries or affiliates or any of their respective current or former customers, successors, officers, directors, employees, business or reputation, other than to the extent reasonably necessary in order (x) to assert a bona fide claim that is not a Released Executive Claim or (y) give appropriate testimony in a legal or regulatory proceeding.
                        (ii) The Company agrees that it shall not at any time (whether during or after the Consulting Term) make negative statements or representations, or otherwise communicate negatively, directly or indirectly, in writing or orally, or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to AII or the Executive, other than to the extent reasonably necessary in order (x) to assert a bona fide claim that is not a Released Employer Claim or (y) give appropriate testimony in a legal or regulatory proceeding.
                        (iii) Each of AII, the Executive and the Company agree that a press release substantially in the form attached hereto as Exhibit II announcing the Executive's resignation from the Company shall not violate this Section 8(c).
                  (d) Remedies. Each of AII and the Executive acknowledges and agrees that the remedies available to the Company at law for a breach or threatened breach of any of the provisions of Section 8 would be inadequate and, in recognition of this fact, each of AII and the Executive agrees that, in the event of a breach or threatened breach, in addition to any remedies at law, the Company shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy

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that may then be available. The Company acknowledges and agrees that the remedies available to AII and the Executive at law for a breach or threatened breach of any of the provisions of Section 8(c) would be inadequate and, in recognition of this fact, the Company agrees that, in the event of a breach or threatened breach, in addition to any remedies at law, AII and the Executive shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy that may then be available.
            9. Legal Fees. The Company will reimburse the Executive for the reasonable legal fees incurred by the Executive in connection with the negotiation and preparation of this Agreement up to a maximum of $20,000, and, in addition, for reasonable legal fees incurred by the Executive in any successful action to defend or enforce this Agreement or successful action to collect payments (in the form of cash compensation or otherwise) from the Company under this Agreement or the securities issuable under Section 6 of the Prior Agreement.
            10.  Acknowledgment; Effectiveness.
                  (a) The Executive acknowledges that he has read this Agreement carefully, has been advised to consult an attorney and any other advisors of his choice, and fully understands that by signing below the Executive is giving up any right that he may have to sue or bring any Released Executive Claims against the Employer Releasees. The Executive acknowledges that he has not been forced or pressured in any manner whatsoever to sign this Agreement and the Executive agrees to all its terms voluntarily. To the extent that Executive has executed this Agreement within less than twenty-one (21) days after its delivery to the Executive, the Executive



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acknowledges that his decision to execute this Agreement prior to the expiration of such twenty-one (21) day period was entirely voluntary.
                  (b) The Executive has not relied on any representations, promises or agreements of any kind made to him in connection with his decision to accept the terms of the Agreement except for those set forth in this Agreement.
                  (c) The parties hereto agree, and the Executive understands, that the Executive has seven (7) days from the date he has signed this Agreement below to revoke this Agreement and the release contained herein, that this Agreement will not become effective until the eighth (8th) day following the date that the Executive has signed this Agreement, and that the Company will have no obligation to make the payments set forth in this Agreement unless and until this Agreement becomes effective.
            11. Entire Agreement; Amendment. This Agreement, together with provisions of the Prior Agreement referred to in Section 1 hereof, sets forth the entire understanding of the parties with respect to the subject matter hereof and cannot be amended or modified except by a writing signed by all such parties.
            12. Governing Law; Severability. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without giving effect to the choice-of-law provisions thereof. If, under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement, and the invalidity of such portion shall not affect the force, effect and validity of the remaining portion hereof. With respect to any suit, action or proceeding relating to



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this Agreement or to the transactions contemplated hereby ("Proceedings"), each party irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of Florida and (ii) waives any objection that it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party.
            13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
            14. Notices. Any and all notices or consents required or permitted to be given under any of the provisions of this Agreement shall be in writing or by written telecommunication and delivered either by hand delivery or by registered or certified mail, return receipt requested, to the relevant addresses set out below, in which event they shall be deemed to have been duly given upon receipt.

            If to AII or the Executive, at:
                  Anchor Industries International, Inc.
                  2502 North Rocky Point Drive
                  Tampa, Florida  33607
                  Attention:  Vincent J. Naimoli
                  Telecopy:  (813) 287-2521

            With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom
                  919 Third Avenue
                  New York, New York  10022
                  Attention:  Neil Leff, Esq.
                  Telecopy:  (212) 735-3628

            If to the Company, at:

                  Harvard Industries, Inc.
                  c/o Smith Management Company
                  885 Third Avenue - 34th Floor
                  New York, New York  10022
                  Attention:  John W. Adams
                  Telecopy:  (212) 751-9502

            With a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York  10019-6064
                  Attention:  Judith R. Thoyer, Esq.
                  Telecopy:  (212) 373-2085

            IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

                        HARVARD INDUSTRIES, INC.


                        By: /s/ JOHN W. ADAMS
                           ----------------------------
                             Name: John W. Adams
                             Title: On behalf of the
                                    Board of Directors



                        ANCHOR INDUSTRIES INTERNATIONAL, INC.


                        By:
                           ----------------------------
                             Name: Vincent J. Naimoli
                             Title:   Chairman and Chief
                                Executive Officer


                        -------------------------------
                        Vincent J. Naimoli

                                                                       EXHIBIT I




                                AMENDMENT


            THIS AMENDMENT ("Amendment") is made as of this 12th day of February, 1997 by and between Harvard Industries, Inc., (the "Company") and Raymond A. Naimoli, as Trustee (the "Trustee") of the Vincent J. Naimoli 1992 Insurance Trust (the "Trust"), to that certain Split Dollar Life Insurance Agreement Collateral Assignment Method dated as of the 26th day of March, 1996 by and between the Company and the Trustee (the "Agreement").
            WHEREAS, the Company, Anchor Industries International, Inc. ("AII"), and Vincent J. Naimoli (the "Executive") have entered into a Termination, Consulting and Release Agreement dated as of the date hereof pursuant to which, among other things, the Amended and Restated Management and Option Agreement among the Company, AII and the Executive (the "AII Agreement") shall be terminated;
            WHEREAS, the parties hereto wish to amend the Agreement to provide that the Agreement shall not terminate upon the termination of the AII Agreement and to provide that the Company's premium contribution obligations shall hereinafter cease, as more fully set forth below.
            NOW, THEREFORE, the parties named above agree as follows:
            Capitalized terms used herein without definition have the meanings specified in the Agreement.

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            SECTION 1. Paragraph 8 of the Agreement is hereby modified by deleting Subparagraph (b) such that the Agreement shall not terminate as a result of the termination of the "AII Agreement".
            SECTION 2. Paragraph 4 of the Agreement is hereby modified to (i) provide that the Company's obligation to make annual premium payments shall cease as of the date hereof, and to relieve the Company from any further obligation to bonus the Executive an amount equal to the economic benefit of the life Insurance protection enjoyed by the under the Policy, or otherwise and (ii) provide that the Executive shall cause the Trustee to make annual premium payments to the Trust in an amount equal to the annual premiums previously payable by the Company pursuant to Paragraph 4 without giving effect to this Amendment.
            SECTION 3. The Collateral Assignment of Split Dollared Policy, dated March 26, 1996, by the Trustees and the Corporation shall be amended as set forth in the attached Exhibit A (the "Amended Collateral Assignment").
            SECTION 4. This Amendment shall not be effective unless and until the Company shall receive acknowledgment from John Hancock Mutual Life Insurance Company that it has received the Amended Collateral Assignment. Upon receipt of such acknowledgment, this Amendment shall be deemed to have become effective as of the date first above written. Except as expressly modified hereby, the terms and conditions of the Agreement shall remain in full force and effect. All references in the Agreement shall, from and after the date hereof, be deemed to refer to the Agreement as amended hereby.

            SECTION 5. This Amendment (and the Agreement as amended hereby) shall bind all parties, their successors and assigns and any Policy beneficiary.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    HARVARD INDUSTRIES, INC.

        21-0715310                  By: /s/ RICHARD T. DAWSON
------------------------------          ---------------------------
Employer Identification Number


CATHERINE HALPRIN
------------------------------      -------------------------------
Witness                             Raymond A. Naimoli, as Trustee
                                    Vincent J. Naimoli 1992 Insurance Trust


Agreed and Acknowledged

----------------------------
Vincent J. Naimoli

                                                                       EXHIBIT A


                                AMENDMENT


            THIS AMENDMENT ("Assignment Amendment") is made as of this 12th day of February, 1997 by Raymond A. Naimoli, as Trustee (the "Trustee") of the Vincent J. Naimoli 1992 Insurance Trust (the "Trust"), to the Assignment (the "Assignment"), dated March 26, 1996, by the Trustee to Harvard Industries, Inc. (the "Company").
            WHEREAS, the Company, Anchor Industries International, Inc. ("AII"), and Vincent J. Naimoli (the "Executive") have entered into a Termination, Consulting and Release Agreement dated as of the date hereof pursuant to which, among other things, the Amended and Restated Management and Option Agreement among the Company, AII and the Executive (the "AII Agreement") shall be terminated;
            WHEREAS, the parties hereto have amended that certain Split Dollar Life Insurance Agreement Collateral Assignment Method dated as of the 26th day of March, 1996 by and between the Cmopany and the Trustee (the "Agreement") to provide that the Agreement shall not terminate upon the termination of the AII Agreement and to provide that the Company's premium contribution obligations shall hereinafter cease, as more fully set forth therein;
            WHEREAS, it is a condition of the effectiveness of the Amendment to the Agreement that this Assignment Amendment be executed and delivered to John Hancock Mutual Insurance Company;
            NOW, THEREFORE, the Trustee named agrees as follows:
            A new provision shall be added to the Assignment to read as follows:

            13. Notwithstanding anything to the contrary in this Assignment, the minimum amount covered under this Assignment pursuant to Sections 3 and 4 hereof shall be $360,734.43 (the cash surrender value as of February 11, 1997) and the maximum amount shall be $396,218 (the total premiums paid by the Company less the PS58 cost as of February 11, 1997).

            IN WITNESS WHEREOF, this Amendment to the Assignment is executed as of February 12, 1997.


                              ------------------------------
                               Raymond A. Naimoli, Trustee

                                                                      EXHIBIT II



APPROVED FOR PUBLICATION:             DATE:
                          -----------       ---------

RELEASE: Immediately
CONTACT: Richard T. Dawson                   Stephen J. Kasser
             Vice President-General Counsel  PUBLIC COMMUNICATIONS INC.
             HARVARD INDUSTRIES              813//226-2772
             813/288-5000                    813/460-1422


                  JOHN W. ADAMS NAMED CHAIRMAN AND CEO
                       OF HARVARD INDUSTRIES, INC.
                  ROGER L. BURTRAW APPOINTED PRESIDENT
                             ---------------

        VINCENT J. NAIMOLI WILL CONTINUE AS CONSULTANT TO COMPANY


      Tampa, Fla. -- (February 00, 1997) -- Harvard Industries, Inc. (NASDAQ-HAVA), a major producer of automotive OEM parts and accessories, today announced that its Board of Directors has accepted the resignation of Vincent J. Naimoli as Chairman, President and CEO of the Company. The Board has elected John W. Adams as Chairman and CEO and Roger L. Burtraw as President of the Company. Naimoli will continue his involvement with the Company, as a consultant, and will assist the Board in its search for a new CEO.
      "During the past four years we have been able to position Harvard as a growth company in an increasingly consolidated and international automotive supplier marketplace," Naimoli said.
      "More than anything, this is a lifestyle issue for me," Naimoli explained. "I have been privileged to lead Harvard Industries through major changes and have set the stage for the future. However, I believe it would be very difficult to continue to manage Harvard while fulfilling my other business obligations and still have time for my family and civic and charitable involvement."
      Chairman and CEO John W. Adams was elected a Director of Harvard in October 1994. He has been President of Smith Management Company, an investment firm, since 1984.
      Adams stated that he intends to remain as CEO until the Company finds a new chief executive with appropriate industry experience to lead the Company for the future. He noted that the Company's future challenge has to be to reverse its poor financial results for fiscal 1996 and its continuing losses into the first quarter of 1997, in both cases attributable primarily to the poor performance of its Doehler-Jarvis subsidiary.
      Roger L. Burtraw has been Executive Vice President of the Company since August 1995 and Senior Vice President from January 1993 to August 1995. Prior to that, he was President of the Company's subsidiary, Kingston-Warren, from April 1991 to January 1993.
      Harvard Industries Inc., through its subsidiaries, designs, develops and manufactures a broad range of components for original equipment manufacturers, producing cars and light trucks in North America and abroad.
(35-6475.rel)                       # # #